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Exhibit 10.4

Variation of terms of employment

THIS DEED is made on 26 November 2004 between the following parties:

Telewest Communications Group Limited a company incorporated In England and Wales (company number 2514287) whose registered office is at Export House, Cawsey Way, Woking, Surrey GU21 6QX (the "Employer"); and

Stephen Sands Cook of Rossburn Farmhouse, Rossburn Lane, Blair Drummond FK9 4AH (the "Employee")

WHEREAS:

(A)
The Employee is employed by the Employer, a company in the Telewest Group (as defined in the Schedule to this Deed) pursuant to a written contract of employment between the Employer and the Employee (which may have been amended by subsequent amending or varying documents) (the "Employment Contract").

(B)
The Company and the Employee wish to vary the terms of the Employment Contract on the terms set out in this Deed.

IT IS AGREED as follows:

1.
The provisions of this Deed shall from the date hereof form part of the terms and conditions of the Employee's employment by the Employer, and to the extent that any provision of this Deed is inconsistent with the Employment Contract, the Employment Contract is hereby varied.

2.
With effect from the date of execution of this Deed:

2.1
the covenants contained in the attached Schedule shall form part of the Employee's Contract of Employment;

2.2
any other provisions contained in the Employee's Contract of Employment (including any provision contained in a document amending or varying such Contract of Employment) which restrict (or purport to restrict) the Employee's ability after the termination of his or her employment to:

2.2.1
work for or with enterprises competing with the business of the Telewest Group or any part of it;

2.2.2
solicit or canvass the custom of any existing or potential customer of the Telewest Group or any part of it;

2.2.3
solicit or entice away from their employment with the Telewest Group any employee of the Telewest Group shall insofar as they impose (or purport to impose) such restrictions cease to be of any effect.

3.
Nothing in this Deed shall affect any other term of the Contract of Employment (including without limitation any provisions relating to confidentiality, fidelity, or exclusivity of service) and for the avoidance of doubt, save as varied by Clause 2 hereof, the Contract of Employment shall continue in full force and effect.

4.
This Deed shall be governed by and construed in accordance with the laws of England and the English courts shall have exclusive jurisdiction.

IN WITNESS WHEREOF this Deed has been executed by the parties hereto and is intended to be and is hereby delivered as a deed on the date first above written.

EXECUTED as a DEED by TELEWEST COMMUNICATIONS GROUP LIMITED acting by	) ) ) )	Director
and		Secretary

EXECUTED as a DEED by:	WITNESSED by:
Signature of the Employee	Signature of Witness
Name of Witness

Schedule

1.
Protection of Telewest's business interests

1.1
You acknowledge that following termination of your employment you will be in a position to compete unfairly with the Telewest Group as a result of the confidential information, trade secrets and knowledge about the business, operations, customers, suppliers and employees of the Telewest Group you acquired or will acquire and through the connections that you have developed and will develop at the expense of the Telewest Group. You agree to enter into the restrictions in this Clause 1 for the purpose of protecting the Telewest Group's legitimate business interests and in particular the confidential information, goodwill and the stable trained workforce of the Telewest Group.

1.2
You shall not during the Restricted Period without the prior written consent of Telewest (such consent not to be unreasonably withheld) work for or with any Competing Business in the United Kingdom.

  In this Clause 1.2, to "work for or with" means to set up, carry on, be employed in, provide services to, be associated with, or be engaged or interested in (whether as a director, employee, principal, agent or otherwise), provided that nothing in this Clause 1.2 shall restrict you from owning up to 3% of the listed shares of any public company whose shares are quoted on any recognised stock exchange.

1.3
You shall not during the Restricted Period without the prior written consent of Telewest (such consent not to be unreasonably withheld):

1.3.1
solicit or entice away, or attempt to entice away from the Telewest Group any Restricted Employee (as defined below);

1.3.2
employ, offer to employ or enter into partnership with any Restricted Employee in connection with or on behalf of any Competing Business.

1.4
In this Clause 1, the following words and phrases shall have the following meanings:

  "Restricted Period" means a period of twelve months after the termination of your employment at Telewest. Where you are placed on garden leave during the notice period, the period actually spent on garden leave shall be set off against the Restricted Period to reduce it accordingly:

  (a)
  for the purposes of clause 1.2 above provided you do not have any dealings with any Competing Business during the period spent on gardening leave which would be prohibited by clause 1.2 above during the Restricted Period; and

  (b)
  for the purposes of clauses 1.3.1 and 1.3.2 where you are not in contact with Restricted Employees during the period spent on garden leave;

  "Restricted Business" means any part of the business of the Telewest Group which:

  (a)
  was carried on at any time during the six months immediately prior to the date of termination of your employment; or

  (b)
  is to your knowledge to be carried out at any time during the six months immediately following the date of termination of your employment;

  and which you were materially concerned with or had management responsibility for (or had substantial confidential information regarding) at any time during the period of 12 months immediately prior to the date of termination of your employment;

  "Competing Business" means any business which is (or is intended to be) competitive with the Restricted Business;

  "Restricted Employee" means anyone who was a senior employee of the Telewest Group at the date of termination of your employment and who you managed (directly or indirectly) or otherwise worked with on a regular basis at any time during the 12 months preceding the termination of your employment. For these purposes a "senior employee" means an employee of the Telewest Group who (i) was of Telewest management grade 3 or higher (or the equivalent under any grading structure in place at the date of the termination of your employment); and/or (ii) was working in any research, technical, IT, financial, marketing or sales function or other managerial role. For the avoidance of doubt. anyone who was employed solely in an administrative, clerical, manual or secretarial capacity shall not be considered to be a senior employee;

  "Telewest" means Telewest Communications Group Limited (a company registered in England with registered number 02514287);

  "Telewest Group" means Telewest, Telewest Communications Networks Limited (a company registered in England with registered number 03071086) and all subsidiaries of Telewest Communications Networks Limited (where "subsidiaries" has the meaning attributed to it in section 736 of the Companies Act 1985);

  "person" means an individual, corporation, limited or unlimited liability company, general or limited partnership, trust, unincorporated association, joint venture, joint-stock company, government, governmental authority or agency or any other legal entity.

1.5
The restrictions contained in this Clause 1 are considered by the parties to be reasonable in all the circumstances. Each sub clause constitutes an entirely separate and independent restriction and the duration, extent and application of each of the restrictions are no greater than is necessary for the protection of the interests of the Company and any Telewest Group company.

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  Exhibit 10.4
Variation of terms of employment
Schedule